                                 PROMISSORY NOTE

$50,000,000.00                                                   August 27, 2007

     1. Promise To Pay.

     FOR VALUE RECEIVED, ANTHRACITE CAPITAL, INC., a Maryland corporation, having an address at 40 East 52nd Street, New York, New York 10022 (the
"Borrower"), promises to pay to the order of KEYBANK NATIONAL ASSOCIATION, a national banking association having an address at 127 Public Square, Cleveland,
Ohio 44114 (the "Lender"), the principal sum of FIFTY MILLION DOLLARS
($50,000,000.00) or so much thereof as may be advanced from time to time, with interest thereon, or on the amount thereof from time to time outstanding, to be computed, as hereinafter provided, on each advance from the date of its disbursement until such principal sum shall be fully paid. Interest shall be payable in arrears monthly on the last Business Day (as defined below) of each month commencing September 28, 2007 at a rate equal to the aggregate of: (i) one and one-half percent (1.5%); plus (ii) the LIBOR Rate (as defined below). Any amounts then due that are not paid within two (2) Business Days after demand by the Lender shall accrue interest at a rate equal to the aggregate of: (i) four percent (4%); plus (ii) the Variable Rate (as defined below). Interest will be calculated on the basis of a 360 day year and the actual number of days elapsed.
The total principal sum, or the amount thereof outstanding, together with any accrued but unpaid interest, shall be due and payable in full on November 27,
2007 (the "Initial Maturity Date") subject however to acceleration or extension as provided herein. As long as no Event of Default exists the Borrower may extend the Initial Maturity Date until February 27, 2008 (the "Extended Maturity
Date") upon: (i) prior written notice to the Lender from the Borrower requesting such extension at least ten (10) days but no more than thirty (30) days prior to the Initial Maturity Date, and (ii) payment to the Lender of an extension fee of fifty (50) basis points of the then outstanding balance of this Note. (The initial Maturity Date and the Extended Maturity Date collectively the "Maturity
Date".) Any amounts repaid hereunder may not be reborrowed.

     2. Definitions.

     As used herein the following terms shall have the following meanings:

          a. Adjusted Federal Funds Rate means the Federal Funds Rate plus fifty
(50) basis points.

          b. Business Day means any day of the year on which offices of KeyBank
National Association are not required or authorized by law to be closed for business in Boston, Massachusetts. If any day on which a payment is due is not a
Business Day, then the payment shall be due on the next day following which is a
Business Day. Further, if there is no corresponding day for a payment in the given calendar month (i.e., there is no "February 30th"), the payment shall be due on the last Business Day of the calendar month.

          c. Federal Funds Rate means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight

Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Lender on such day on such transactions as reasonably determined by the Lender.

          d. LIBOR Rate means, the rate per annum (rounded upward, if necessary, to the nearest one hundred-thousandth of a percentage point) as determined on the basis of the offered rates for deposits in U.S. dollars for thirty (30) days which appears on the Telerate page 3750 (or its successor publication) as of
11:00 a.m. London time on the day that is two London Banking Days preceding the first day of such loan; provided, however, if the rate described above does not appear on the Telerate System on any applicable interest determination date, the
LIBOR Rate shall be the rate (rounded upwards as described above, if necessary)
determined on the basis of the offered rates for deposits in U.S. dollars for thirty (30) days which are offered by four major banks in the London interbank market at approximately 11:00 a.m. London time, on the day that is two (2)
London Banking Days preceding the first day of such loan as selected by the
Lender. The principal London office of each of the four major London banks will be required to provide a quotation of its U.S. dollars deposit offered rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that date will be determined on the basis of the rates quoted for loans in U.S. dollars to leading European banks for thirty (30) days offered by major banks in New York City at approximately 11:00 a.m. New York
City time, on the day that is two London Banking Days preceding the first day of such loan. In the event that the Lender is unable to obtain any such quotation as provided above, it will be deemed that the LIBOR Rate cannot be determined and interest shall accrue at the Variable Rate. In the event that the Board of
Governors of the Federal Reserve System shall impose a Reserve Percentage with respect to LIBOR Rate deposits of the Lender, then for any period during which such Reserve Percentage shall apply, the LIBOR Rate shall be equal to the amount determined above divided by an amount equal to 1 minus the Reserve Percentage.
"Reserve Percentage" shall mean the maximum aggregate reserve requirement
(including all basic, supplemental, marginal and other reserves) which is imposed on member banks of the Federal Reserve System against "Euro-Currency
Liabilities" as defined in Regulation D of the Federal Reserve Board.

          e. London Banking Day means any day on which dealings in deposits in
U.S. Dollars are transacted in the London interbank market.

          f. Prime Rate means the per annum rate of interest so designated from time to time by KeyBank National Association as its prime rate. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate being charged to any customer.

          g. Variable Rate means a per annum rate equal at all times to the greater of (a) Prime Rate and (b) Adjusted Federal Funds Rate. Changes in the
Variable Rate shall be effective simultaneously with any change in the Prime
Rate or Federal Funds Rate, as applicable.

     3. Acceleration; Event of Default.

     Upon the occurrence of any one or more of the following events (herein,
"Events of Default"), any and all liabilities of the Borrower to the Lender shall become immediately due and payable, at the option of the Lender and without notice or demand. Upon the occurrence of any Event of Default described in Subsection (ix) any and all liabilities of the Borrower to the Lender shall become due and payable immediately without any further act on the part of the
Lender. The occurrence of any Event of Default shall also constitute, without notice or demand, a default under all other agreements between the Lender, and the Borrower and instruments and papers given the Lender by the Borrower, whether such agreements, instruments, or papers now exist or hereafter arise.:

               (i) The failure by the Borrower to pay upon demand any amount due under this Note when due.

               (ii) The failure by the Borrower to pay, when due, any other liabilities, obligations, or indebtedness to the Lender (the
     "Obligations").

               (iii) The determination by the Lender that any representation or warranty heretofore, now or hereafter made by the Borrower to the Lender, in any documents, instrument, agreement, or paper was not true or accurate when given in any material respect.

               (iv) The occurrence of any event such that any material
     indebtedness in excess of $10 million of the Borrower from any lender other than the Lender could be accelerated, notwithstanding that such acceleration has not taken place.

               (v) The occurrence of any event which would cause a lien
     creditor, as that term is defined in Section 9-102 of the U.S. bankruptcy code, to take priority over advances made by the Lender with respect to any security or collateral given to secure this Note.

               (vi) A filing against or relating to the Borrower of (A) a federal tax lien in favor of the United States of America or any political subdivision of the United States of America, or (B) a state tax lien in favor of any state of the United States of America or any political subdivision of any such state, in each case that is not removed with in thirty (30) days of the filing thereof.

               (vii) The occurrence of any event of default under any agreement between the Lender and the Borrower or instrument or paper given the Lender by the Borrower, whether such agreement, instrument, or paper now exists or hereafter arises (notwithstanding that the Lender may not have exercised its rights upon default under any such other agreement, instrument or paper).

               (viii) Any act by, against, or relating to the Borrower, or its property or assets, which act constitutes the application for, consent to, or sufferance of the appointment of a receiver, trustee or other person, pursuant to court action or otherwise, over all, or any part of the
     Borrower's property (in the case of an involuntary proceeding, that is not dismissed within 45 days of filing).

               (ix) The granting of any trust mortgage or execution of an assignment for the benefit of the creditors of the Borrower, or the occurrence of any other voluntary

     or involuntary liquidation (in the case of an involuntary liquidation, that is not dismissed within 45 days of filing) or extension of debt agreement for the Borrower; the failure by the Borrower to generally pay the debts of the Borrower as they mature; adjudication of bankruptcy or insolvency relative to the Borrower; the entry of an order for relief or similar order with respect to the Borrower in any proceeding pursuant to Title 11 of the
     United States Code entitled "Bankruptcy" (hereinafter the "Bankruptcy
     Code") or any other federal bankruptcy law; the filing of any complaint, application, or petition by or against the Borrower initiating any matter in which the Borrower is or may be granted any relief from the debts of the
     Borrower pursuant to the Bankruptcy Code or any other insolvency statute or procedure (in the case of an involuntary proceeding, that is not dismissed within 45 days of filing); the calling or sufferance of a meeting of creditors of the Borrower; the meeting by the Borrower of a formal or informal creditor's committee; the offering by or entering into by the
     Borrower of any composition, extension or any other arrangement seeking relief or extension for the debts of the Borrower, or the initiation of any other judicial or non-judicial proceeding or agreement by, against or including the Borrower which seeks or intends to accomplish a reorganization or arrangement with creditors (in the case of an involuntary proceeding, that is not dismissed within 45 days of filing).

               (x) The entry of any judgment(s) in excess of $10 million against the Borrower, which judgment(s) is not satisfied or appealed from (with execution or similar process stayed) within fifteen (15) days of its entry.

               (xi) The entry of any final court order which enjoins, restrains or in any way prevents the Borrower from conducting all or any part of its business affairs in the ordinary course of business.

               (xii) The service of any process upon the Lender seeking to attach by trustee process any funds of the Borrower on deposit with the
     Lender.

               (xiv) Any change in the identity, authority or responsibilities of any person having management or policy authority with respect to the
     Borrower and/or any merger or direct or indirect change in the ownership of substantially all of the capital stock of the Borrower from that existing at the execution of this Agreement.

               (xv) The occurrence of any material uninsured loss, theft, damage or destruction to any material asset(s) of the Borrower.

               (xvi) [intentionally deleted].

               (xvii) The termination of existence, dissolution, or liquidation of the Borrower, or the ceasing to carry on actively any substantial part of the Borrower's current business.

               (xviii) The security interest granted to the Lender by the
     Borrower shall, at any time after its execution and delivery and for any reason, cease (A) to create a valid and perfected first priority security interest in and to the property purported to be subject to such agreement;
     or (B) to be in full force and effect or shall be declared null and void, or the validity or enforceability hereof shall be contested by the Borrower or any guarantor of the Borrower denies it has any further liability or obligation hereunder.

               (xix) Any of the following events occur or exist with respect to the Borrower or any affiliate (as defined in the Employee Retirement Income
     Security Act of 1974, as amended ("ERISA")): (A) any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the
     Internal Revenue Code) involving any Plan; (B) any "reportable event" (as defined in Section 4043 of ERISA and the regulations issued under such
     Section) shall occur with respect to any Plan; (C) The filing under Section
     4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan; (D) any event or circumstance exists which might constitute grounds entitling the Pension Benefit Guaranty Corporation
     (PBGC) to institute proceedings under Section 4042 of ERISA for the termination of, or for the appointment of a trustee to administer, any
     Plan, or the institution by the PBGC of any such proceedings; (E) or partial withdrawal under Section 4201 or 4204 of ERISA from a Multiemployer
     Plan or the reorganization, insolvency, or termination of any Multiemployer
     Plan; and in each case above, such event or condition, together with all other events or conditions, if any, could in the opinion of the Lender subject the Borrower to any tax, penalty, or other liability to a Plan, a
     Multiemployer Plan, the PBGC, or otherwise.

     4. Certain Waivers, Consents and Agreements.

     Each and every party liable hereon or for the indebtedness evidenced hereby whether as maker, endorser, guarantor, surety or otherwise hereby: (a) waives presentment, demand, protest, suretyship defenses and defenses in the nature thereof; (b) agrees to any substitution, exchange, release, surrender or other delivery of any security or collateral now or hereafter held hereunder, and to the addition or release of any other party or person primarily or secondarily liable; (c) agrees that if any security or collateral given to secure this Note shall be found to be unenforceable in full or to any extent, or if the Lender or any other party shall fail to duly perfect or protect such collateral, the same shall not relieve or release any party liable hereon or thereon nor vitiate any other security or collateral given for any obligations evidenced hereby or thereby; (d) agrees to pay all costs and expenses incurred by the Lender or any other holder of this Note in connection with the collection of the indebtedness evidenced hereby and the enforcement of rights and remedies hereunder, whether or not suit is instituted; and (e) consents to all of the terms and conditions contained in this Note, and all other instruments now or hereafter executed evidencing or governing all or any portion of any security or collateral given for this Note.

     5. Delay Not A Bar.

     No delay or omission on the part of the holder in exercising any right hereunder or any right under any instrument or agreement now or hereafter executed in connection herewith, or any agreement or instrument which is given or may be given to secure the indebtedness evidenced hereby, or any other agreement now or hereafter executed in connection herewith shall operate as a waiver of any such right or of any other right of such holder, nor shall any delay, omission or waiver on any one occasion be deemed to be a bar to or waiver of the same or of any other right on any future occasion.

     6. Partial Invalidity.

     The invalidity or unenforceability of any provision hereof, or of any other instrument, agreement or document now or hereafter executed in connection with this Note shall not impair

or vitiate any other provision of any of such instruments, agreements and documents, all of which provisions shall be enforceable to the fullest extent now or hereafter permitted by law.

     7. Compliance With Usury Laws.

     All agreements between the Borrower and the Lender are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to the Lender for the use or the forbearance of the indebtedness evidenced hereby exceed the maximum permissible under applicable law. As used herein, the term "applicable law" shall mean the law in effect as of the date hereof, provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then this Note shall be governed by such new law as of its effective date. In this regard, it is expressly agreed that it is the intent of the Borrower and the Lender in the execution, delivery and acceptance of this Note to contract in strict compliance with the laws of the Commonwealth of Massachusetts from time to time in effect. If, under or from any circumstances whatsoever, fulfillment of any provision hereof at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by applicable law, then the obligation to be fulfilled shall automatically be reduced to the limit of such validity, and if under or from any circumstances whatsoever the Lender shall ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest. This provision shall control every other provision of all agreements between the Borrower and the Lender.

     8. Governing Law and Consent to Jurisdiction.

     8.1. Substantial Relationship. It is understood and agreed that this Note was negotiated and delivered in the Commonwealth of Massachusetts, which State the parties agree has a substantial relationship to the parties and to the underlying transactions embodied by this Note.

     8.2. Place of Delivery. The Borrower agrees to furnish to the Lender at the
Lender's office in Boston, Massachusetts all further instruments, certifications and documents to be furnished hereunder.

     8.3. Governing Law. This Note shall in all respects be governed, construed, applied and enforced in accordance with the internal laws of the Commonwealth of
Massachusetts without regard to principles of conflicts of law.

     8.4. Consent to Jurisdiction. The Borrower hereby consents to personal jurisdiction in any state or Federal court located within the City of Boston,
Commonwealth of Massachusetts.

     9. Waiver of Jury Trial.

     THE BORROWER AND THE LENDER MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND
INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION
BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE, OR ANY
COURSE OF CONDUCT, COURSE OF

DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS
WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE LENDER TO ACCEPT THIS NOTE AND
MAKE THE LOAN EVIDENCED HEREBY.

     10. Security.

     This Note is secured by certain Collateral as set forth in a certain Pledge and Security Agreement of even date.

     11. No Oral Change.

     This Note may only be amended, terminated, extended or otherwise modified by a writing signed by the party against which enforcement is sought. In no event shall any oral agreements, promises, actions, inactions, knowledge, course of conduct, course of dealing, or the like be effective to amend, terminate, extend or otherwise modify this Note.

     12. Rights of the Holder.

     This Note and the rights and remedies provided for herein may be enforced by the Lender or any holder hereof. Wherever the context permits each reference to the term "holder" herein shall mean and refer to the Lender or the then holder of this Note.

     13. Survival.

     This Note shall survive and continue in full force and effect beyond and after the payment and satisfaction of the obligations hereunder in the event that the Lender is required to disgorge or return any payment or property received as a result of any laws pertaining to preferences, fraudulent transfers or fraudulent conveyances but such survival and continuation shall be limited to the amount of such disgorgement or return.

     14. Replacement of Lost Note.

     Upon receipt of an affidavit of an officer of the Lender as to the loss, theft, destruction or mutilation of this Note, the Borrower will issue, in lieu thereof, a replacement Note in the same principal amount thereof and otherwise of like tenor.

                          (signature on following page)

     IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed as of the date set forth above as a sealed instrument.

                                        BORROWER:

                                        ANTHRACITE CAPITAL, INC.

                                        By: /s/ Richard Shea
                                            ------------------------------------
                                            Name: Richard Shea
                                            Title: President

                   Signature Page to $50,000,000 Promissory Note